UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 2, 2016

FB Financial Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, TN	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 564-1212

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, the Board of Directors of FB Financial Corporation (the “Company”) increased the number of board members from five to seven. Additionally, the Board elected William F. Andrews and Agenia Clark as directors of the Company. Mr. Andrews was appointed by the board of directors as chair of the audit committee and Mrs. Clark was appointed by the board of directors as a member of the compensation committee.  Both Mr. Andrews and Mrs. Clark will receive the non-employee director compensation described in the Company’s prospectus dated September 15, 2016, filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933.

The Company’s press release announcing the election of Mr. Andrews and Mrs. Clark is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1 Press Release issued by FB Financial Corporation, dated November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB Financial Corporation
(Registrant)

Date:	November 2, 2016
		By:	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by FB Financial Corporation, dated November 2, 2016